UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51485

Delaware	72-1060618
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100

Winter Park, FL 32789

(Address of principal executive offices, including zip code)

(407) 333-7440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, the Board of Directors (the “Board”) of Ruth’s Hospitality Group, Inc. (the “Company”) elected Cheryl J. Henry, 44, the Company’s current President & Chief Operating Officer, to the position of President and Chief Executive Officer, effective August 10, 2018 (the “Transition Date”). The Board also increased the number of directors of the Company from six to seven and elected Ms. Henry to the Board effective as of the Transition Date. Ms. Henry will stand for election by the stockholders of the Company at the next annual meeting of stockholders in 2019.

As part of this planned executive transition, the Board elected Michael P. O’Donnell, the Company’s current Chairman and Chief Executive Officer, to the position of Executive Chairman of the Company, effective as of the Transition Date. Mr. O’Donnell has served as Chief Executive Officer of the Company since 2008.

Ms. Henry has substantial experience as a senior executive. Currently, Ms. Henry serves as the Company’s President and Chief Operating Officer, a position she has held since July 2016. Prior to this role, Ms. Henry was Senior Vice President and Chief Branding Officer from August 2011 to July 2016. From June 2007 to August 2011, she served in various roles with the Company, including as Chief Business Development Officer. Prior to joining the Company, she was the Chief of Staff for the Mayor of Orlando. Ms. Henry has served on the Board of Trustees of the Culinary Institute of America since December 2017 and on the Board of Governors of the Center for Creative Leadership since June 2017. There is no family relationship between Ms. Henry and any Company director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Ms. Henry has not engaged in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

In connection with the promotion of Ms. Henry, the Board approved an increase in Ms. Henry’s annual base salary to $650,000 and an increase in her annual performance-based bonus opportunity to a target of 100% of her annual base salary, effective as of the Transition Date. In addition, the Board approved a special restricted stock grant to Ms. Henry in connection with her promotion of 125,000 shares of restricted stock with a grant date of the Transition Date, vesting one-third per year beginning on August 10, 2021, subject to the standard terms and conditions of the Company’s 2018 Omnibus Incentive Plan. The Board approved a new employment agreement with Ms. Henry, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Under this agreement, if Ms. Henry’s employment is terminated by the Company without “cause,” or by Ms. Henry for “good reason” (as defined in the agreement), she will be entitled to continue to receive an amount equal to her base salary for 24 months after the date of such termination and 12 monthly payments in the aggregate equal to 100% of her prior year bonus compensation and earned bonus for the year of termination. Ms. Henry would also receive 24 months of continued health, welfare and retirement benefits, 24 months of automobile allowance payments, all unreimbursed expenses and continued vesting rights for her restricted stock for 24 months.

In connection with Mr. O’Donnell’s transition to the role of Executive Chairman, the Board has approved an annual base salary of $500,000 and annual performance-based bonus opportunity to a target of 100% of his annual base salary, both effective March 31, 2019. He will continue to receive all other perquisites and benefits at his current levels. The Board approved a new employment agreement with Mr. O’Donnell, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference. Under this agreement, if Mr. O’Donnell’s employment is terminated by the Company without “cause,” or by Mr. O’Donnell for “good reason” (as defined in the agreement), he will be entitled to continue to receive his remaining cash compensation through the remainder of the given term of the agreement and 18 months of continued health, welfare and retirement benefits, 18 months of automobile allowance payments, all unreimbursed expenses and continued vesting rights for all outstanding restricted stock grants.

The Company issued a press release announcing the foregoing events, which is attached hereto as Exhibit 99.1.

Also, at the Annual Meeting of Stockholders of the Company held on May 15, 2018, the stockholders of the Company approved the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”). The 2018 Plan replaces the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan, which expired on May 30, 2018. The 2018 Plan will provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and other cash-based awards to employees, consultants, and directors of our company and its affiliates performing services for us, including our named executive officers, who will be eligible to receive awards under the 2018 Plan. The material terms of the 2018 Plan are described under “Proposal No. 3 – Approval of the 2018 Omnibus Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2018, which is incorporated by reference herein.

Item 9.01(d). Financial Statement and Exhibits

Exhibit No.	Description
Exhibit 10.1	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated June 4, 2018between the Company and Cheryl J. Henry.

Exhibit 10.2	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated June 4, 2018between the Company and Michael P. O’Donnell.

Exhibit 99.1	Press Release issued by Ruth’s Hospitality Group, Inc., dated June 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: June 4, 2018	By:	/s/ Alice G. Givens
Alice G. Givens
Vice President – General Counsel, Chief Compliance Officer and Secretary

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